EXHIBIT 10.2
NOTE: PORTIONS OF THIS EXHIBIT ARE THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST BY THE REGISTRANT TO THE SECURITIES AND
EXCHANGE COMMISSION. SUCHPORTIONS HAVE BEEN REDACTED AND ARE
MARKED WITH A “[*]” IN PLACE OF THE REDACTED LANGUAGE.
July 23, 2007
SunGard Financial Systems LLC and Penson Financial Services, Inc. hereby agree that the document attached hereto labeled “Schedule E Phase3 Service Level Addendum to the Remote Processing Agreement SunGard/Penson Financial Services, Inc.” is the Service Level Addendum originally contemplated in the Amendment, dated July 25, 2006, to that certain Remote Processing Agreement (the “Remote Processing Agreement”) between SunGard Financial Systems LLC (formerly SunGard Financial Systems Inc.) and Penson Financial Services, Inc. dated July 10, 1995 and shall be deemed to form a part of the Remote Processing Agreement as of the date hereof.
Acknowledged and Agreed

SUNGARD FINANCIAL SYSTEMS LLC		PENSON FINANCIAL SERVICES, INC.

BY:	/s/ Gerard Murphy	BY:	/s/ William McLemore

PRINT NAME:	Gerard Murphy	PRINT NAME:	/s/ William McLemore

PRINT TITLE:	President	PRINT TITLE:	Senior Vice President

DATE SIGNED:	July 27, 2007	DATE SIGNED:	July 23, 2007

SCHEDULE E
Phase3 Service Level Addendum to the Remote Processing Agreement
SunGard/Penson Financial Services, Inc.
I.	Introduction
A.	Statement of Intent. The purpose of this Service Level Addendum (“Addendum” or “SLA”) is to establish service level performance objectives (each, a “Service Level”) as set forth below and in the Phase 3 Service Level Scorecard (as defined below). This document identifies the parties’ responsibilities to ensure that the Phase3 System remains a viable and effective tool focusing on the delivery of services to Customer in accordance with the Remote Processing Agreement (“RPA” or “Agreement”) to which this Addendum is attached. Capitalized terms not defined herein have the meaning ascribed to those terms in the RPA.

B.	Changes to the Addendum. Requested changes to this SLA must be submitted to the Relationship Manager. This SLA can be re-negotiated, in good faith, at any time due to changes in business requirements, operating environment, needs of Customer and/or the ability of SunGard to consistently and satisfactorily meet the objectives, described in and contemplated by the RPA. Either participant can initiate re-negotiation. Any changes to this SLA must be in writing and signed by both parties.

C.	Roles and Responsibilities. Attainment of service level performance objectives requires the cooperation of all parties to the RPA working together to ensure success. If the service level objectives are not being achieved, the Relationship Manager, working with the relevant participants, will assume responsibility for taking appropriate actions to resolve the issues.
II.	Service Delivery Management
A.	Service Level Performance.
(i)	SunGard’s Service Level performance shall be measured in accordance with the Service Level Scorecard, effective July 1, 2007, set forth in Appendix A of this Schedule E (“Phase 3 Service Level Scorecard”). This Phase 3 Service Level Scorecard is attached hereto and incorporated into this Schedule. The Phase 3 Service Level Scorecard will list the Top 5 incidents, Phase3 System online availability, batch run time & processing dependencies, report mailer, replication, monthly statement files, critical transmissions, trade reporting, all critical reports and downloads (as defined in such Phase 3 Service Level Scorecard) and the required time of receipt by Customer for each such report and download, and other metrics such as may be added from time to time in accordance with the change procedure outlined in section I.B. (Changes to the Addendum). The percentages shall be reported and calculated each calendar month.

(ii)	Service Level Credits. Customer will be eligible for Service Level Credits described in the Phase 3 Service Level Scorecard if: the monthly Phase 3 Service Level Scorecard calculation results in a number which equates to a Service Level Credit. In such event, SunGard will grant to Customer the applicable Service Level Credit for each calendar quarter against the following 30 days of Phase3 minimum monthly fees due under the Agreement (unless Customer agrees to waive the credit) and up to the maximum amount described below.

(iii)	Service Level Performance Calculation. The Phase 3 Service Level Scorecard calculation will be the sum of the SLA credit percentage(s) in the Phase 3 Service Level Scorecard for each applicable unmet category of Service Levels, multiplied by phase3 minimum monthly fees for the month in which the service level issues occurred.

(iv)	The maximum aggregate amount of Service Level Credits to be granted hereunder with respect to failures to achieve Service Levels occurring in any calendar month will be no greater than 5% of Phase3 minimum monthly fees (as defined within the Agreement) for the month in which the service level issues occurred.

(v)	Except where otherwise specified herein, all Service Levels pertain to System Services rendered on business days (which mean all days on which the NYSE is open plus any Saturday and Sunday which are in an options expiry weekend), and the measurement of SunGard’s compliance with the Service Levels shall not take into consideration (i) events occurring on days other than business days, (ii) the effect of any scheduled downtime so long as SunGard has provided Customer with reasonable prior notice of such downtime, or (iii) to the extent the Service Level is impacted by any Limiting Events. If any event giving rise to a Service Level Credit (the “Initial Failure”), directly or indirectly causes other event(s) giving rise to a Service Level Credit(s) (the “Consequential Failures”), Customer shall be credited only the highest applicable Service Level Credit that Customer is eligible to receive for any such Initial Failure or Consequential Failures, and no other Service Level Credits shall be credited to the Customer relating to the Initial Failure or any Consequential Failure. Except as otherwise specified in this Service Level Addendum, references to months and years mean calendar months and calendar years.
B.	Service Level Exclusions.
(i)	Notwithstanding any other provision of the RPA or this Addendum (a) SunGard will have no liability for performance problems, failure to achieve Service Levels, Service Level Credits (as defined in this Service Level Addendum) or similar issues, to the extent such liability was caused by a Limiting Event, and (b) SunGard’s liability for breaches of the Service Level Addendum, and Customer’s exclusive remedy for such breaches, shall be limited to the Service Level Credits and termination rights stated herein. The service levels and service level credits do not apply to any system service(s) that have not been expressly included in this Addendum.

(ii)	“Limiting Event” means any of the following events: (1) any Force Majeure Event ; (2) Customer’s violation of any material provision of the RPA (other than payment obligations); (3) any use by Customer of a function that is part of the System or System Services other than in accordance with applicable Documentation in effect at the time of the relevant failure and made available to Customer on SunGard’s website or by other reasonable means; (4) Customer’s combination of the System or System Services with non-SunGard software (other than software tested and approved or recommended by SunGard in writing); (5) unavailability of any of the Customer networks (LANs, WANs, VPNs or other networks) used to interface with the System; (6) any defect, error or problem with communication lines utilized by or for Customer’s processing unless due to SunGard or the actions of its employees, sub-contractors or affiliates; (7) any defect, error or problems with either (a) any Third Party Provider (which are not affiliates of SunGard) involved in providing price, security information or other data feeds, or who are Customer vendors and are not SunGard’s subcontractors or affiliates or (b) any feeds, lines or other connections from or to third parties used in connection with the System Services for Customer except to the extent caused by SunGard, its affiliates or any of their respective sub-contractors; or (8) for the matters for which Phase 3 Batch Cycle authorization is specifically mentioned in the Scorecard, Customer’s failure to provide authorization for a Phase 3 Batch Cycle prior to 11:30 pm ET.
III.	Operational service levels. With respect to the calculation of the Batch Cycle run time, on line availability, and other items dependant on the Batch Cycle the calculation will only be made with respect to the time at which Customer has notified SunGard that the System is available to SunGard to commence the Batch Cycle, and only if all clearing entities are available to be accessed by the System when attempted unless such clearing entity is unavailable to be accessed by the System due to the fault of SunGard.
A.	High Priority Incidents Service Levels:
(i)	Measurement will be against the mutually agreed close date referenced in the Phase 3 Service Level Scorecard. Each subsequent monthly release cycle missed will result in subsequent credit.

(ii)	Dependencies:

Items may be removed from list with mutual agreement between parties.
B.	Online Availability Service Levels:
(i)	System Performance and Availability will be reported by SunGard on a monthly basis as follows:
ON-LINE AVAILABILITY Measurement Period will be as described in the Phase 3 Service Level Scorecard. Availability for the processing of trades, account set up and maintenance, OSI transactions, cash and securities movements, fail processing, and on-demand reporting.
(ii)	Should loss of access to the Phase3 System occur for *** consecutive hours excluding non-business days due to the sole fault of SunGard and/or its affiliates or sub-contractors, Customer has the right to terminate the Agreement as it pertains to the Phase 3 system; provided that Customer furnishes SunGard written notice within *** days of such failure of its exercise of its termination right, stating a fixed termination date within *** months from the date of the notice. Customer shall not be required to pay any termination fee set forth in Section 8.2(b) or elsewhere in the RPA relating to such termination nor shall the termination right be subject to any cure rights, provided that Customer shall pay all amounts otherwise due and owing prior to the effective date of termination. SunGard shall reasonably cooperate with Customer and any replacement service provider during such transition process.
C.	Critical Reports & Downloads

Critical reports, critical downloads, statements and ACH delivery times and associated credits, as defined in the Phase 3 Service Level Scorecard, are applicable only if they result from Errors and/or delays in the System caused by SunGard, and will be tracked as described in the Scorecard.

D.	Trade Reporting

Trade reporting associated credits, as defined in the Phase 3 Service Level Scorecard, are applicable only if they result from Errors and/or delays in the System caused by SunGard, and will be tracked as described in the Scorecard.

E.	Replication

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Replication latency thresholds, as defined in the Phase 3 Service Level Scorecard, are applicable only if they result from Errors and/or delays in the System caused by SunGard, and will be tracked as described in the Scorecard.
(i)	In the event replication of subscribed data from SunGard to Customer is inoperative for *** consecutive hours, excluding non-business days, due to the sole fault of SunGard, Customer may terminate the Agreement; provided that Customer furnishes SunGard written notice within *** days of such failure of its exercise of its termination right, stating a fixed termination date within *** months from the date of the notice.

(ii)	In the event replication of subscribed data from SunGard to Customer is inoperative (an ‘outage’) for more than *** hours cumulatively within a calendar month with each outage consisting of more than *** hours and each outage is due to the sole fault of SunGard, Customer may terminate the Agreement; provided that Customer furnishes SunGard written notice within *** days of such failure of its exercise of its termination right, stating a fixed termination date within *** months from the date of the notice.

(iii)	In the event replication of Subscribed data from SunGard to Customer is delayed by more than *** hours on average during either of the periods ending on the fifteenth and the last day of each month to the sole fault of SunGard, Customer may terminate the Agreement; provided that Customer furnishes SunGard written notice within *** days of such failure of its exercise of its termination right, stating a fixed termination date within *** months from the date of the notice.
Customer shall not be required to pay any termination fee set forth in Section 8.2(b) or elsewhere in the RPA relating to the exercise of any of the above termination rights nor shall the termination right be subject to any cure rights, provided that Customer shall pay all amounts otherwise due and owing prior to the effective date of termination. SunGard shall reasonably cooperate with Customer and any replacement service provider during such transition process.
IV.	Service Reviews.
A.	Service Reviews.

Service Review meetings will be held on a quarterly basis between Customer and SunGard. Where possible, or appropriate, all services provided by SunGard or SunGard’s affiliates will be reviewed at the same meeting.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.